UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2019, Reed’s, Inc., a Delaware corporation (NASDAQ: REED) (“Reed’s”), entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), relating to an underwritten public offering of 11,666,667 shares of common stock, $0.0001 par value, at a public offering price of $0.60 per share. Under the terms of the Underwriting Agreement, Reed’s granted the Underwriter a 45-day over-allotment option to purchase up to an additional 1,750,000 shares of its common stock. The Company expects the gross proceeds of the offering will be approximately $7.0 million (or $8.05 million assuming exercise of the underwriter’s over-allotment option in full) before deducting the underwriting discount and offering expenses payable by Reed’s.

The Underwriting Agreement includes customary representations, warranties and covenants by Reed’s and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, Reed’s has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The shares of common stock are being sold pursuant to a shelf registration statement filed with the Securities and Exchange Commission, which became effective on February 8, 2019 (File No. 333-229105). A preliminary prospectus supplement relating to the offering was filed with the Securities and Exchange Commission (“SEC”) on October 22, 2019, and a final prospectus supplement will be filed with the SEC. The closing of the offering is expected to take place on or about October 25, 2019, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement do not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Libertas Law Group, Inc., relating to the shares of common stock sold in the offering is attached hereto as Exhibit 5.1.

Item 8.01 Other Events

Reed’s issued a press release on October 22, 2019 announcing the offering and a press release on October 23, 2019 announcing the pricing of the offering. The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

(d) Exhibits.

1.1	Underwriting Agreement between Reed’s Inc. and Roth Capital Partners, LLC dated October 23, 2019
5.1	Opinion of Libertas Law Group, Inc.
23.1	Consent of Libertas Law Group, Inc. (included in Exhibit 5.1)
99.1	Press Release dated October 22, 2019 regarding launch of public offering
99.2	Press Release dated October 23, 2019 regarding pricing of public offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: October 23, 2019	By:	/s/ Iris Snyder
Iris Snyder,
Chief Financial Officer